SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 1, 2005



                             ProUroCare Medical Inc.

               (Exact Name of Registrant as Specified in Charter)



           Nevada                    333-103781                20-1212923
(State or Other Jurisdiction      (Commission File           (IRS Employer
     of Incorporation)                Number)            Identification Number)


       One Carlson Parkway, Suite 124
             Plymouth, Minnesota                                 55447
  (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (952) 476-9093



          (Former Name or Former Address, if Changed Since Last Report)

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Item 1.01   Entry into Material Definitive Agreements

      On June 1, 2005 the Company's compensation committee and Board of Directors approved the framework for the 2005 executive management incentive compensation plan. Under this plan, the maximum incentive compensation to be paid to members of the management team will be 30% of each executive's salary or, if so specified, the percentage of salary specified in each executive's employment agreement.

         The maximum incentive compensation for each named executive is:

                  Maurice R. Taylor         75% of salary

                  Michael P. Grossman       50% of salary

      Mr. Taylor's and Mr. Grossman's 2005 incentive compensation will be based on the achievement of certain product development milestones during the year as determined by the compensation committee.

The remaining executives qualify for a incentive compensation of up to of 30% of their salaries, based on the attainment of a combination of corporate goals and personal objectives established for each individual.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PROUROCARE MEDICAL INC.


Date:  June 6, 2005                     By:  /s/ Maurice R. Taylor
                                           -------------------------
                                            Maurice R. Taylor,
                                            Chairman and Chief Executive Officer